EXHIBIT 1.1

PLACEMENT AGENCY AGREEMENT

June 1, 2006

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Stonegate Securities, Inc.

5950	Sherry Lane, 4th floor
Dallas,	Texas 75225

Ladies and Gentlemen:

Introductory. Subject to the terms and conditions herein, Neogen Corporation, a Michigan corporation (the “Company”), hereby agrees to sell an aggregate of up to 750,000 shares (the “Primary Shares”) of common stock, $0.16 par value per share (the “Common Stock”), of the Company, and the stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders” and each a “Selling Stockholder”) hereby agree, severally but not jointly, to sell an aggregate of up to 250,000 shares (the “Secondary Shares” and, collectively with the Primary Shares, the “Shares”), in each case, directly to various investors (each an “Investor” and, collectively, the “Investors”) through Roth Capital Partners, LLC and Stonegate Securities, Inc., as co-placement agents (the “Placement Agents” and, each, a “Placement Agent”).

The Company and the Selling Stockholders hereby confirm their agreement with the Placement Agents as follows:

Section 1. Agreement to Act as Placement Agents.

(a) On the basis of the representations, warranties and agreements of the Company and Selling Stockholders herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agents shall be the exclusive placement agents in connection with the sale by the Company and Selling Stockholders of the Shares in one or more proposed takedowns from shelf registration statement No. 333-133614, with the terms of such takedown to be subject to market conditions and negotiations between the Company, James L. Herbert and/or Richard R. Current, as the representatives of and attorneys-in-fact for the other Selling Stockholders (the “Stockholder Representatives”), the Placement Agents and the prospective Investors (each such takedown shall be referred to herein as an “Offering”). The Placement Agents shall act on a best efforts basis and do not guarantee that they will be able to sell the Shares in any prospective Offering. As compensation for services rendered, and provided that any of the Shares are sold to Investors in any Offering, on the applicable Closing Date (as defined below) of such Offering, the Company and each Selling Stockholder shall pay to the Placement Agents an aggregate cash fee equal to the applicable percentage of the gross proceeds received by the Company or such Selling Stockholder from the sale of Shares as is set forth under the caption “Plan of Distribution” in the Registration Statement; provided that 50% of such aggregate cash fee shall be paid directly to Roth Capital Partners, LLC and 50% of such aggregate cash fee shall be paid directly to Stonegate Securities, Inc. In connection with the Closing of the initial Offering hereunder, the Company and each Selling Stockholder shall pay to the Placement Agents an aggregate cash fee equal to 5.00% of the gross proceeds received by the Company or such Selling Stockholder from the sale of such Shares. The purchase price to

Investors for each Share to be sold in the initial Offering hereunder is $20.00. This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Shares. The Placement Agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with any Offering.

(b) The term of the Placement Agents’ exclusive engagement will be six (6) months from the date hereof (the “Exclusive Term”); however, a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties. Upon termination or expiration of this Agreement, each Placement Agent will be entitled to collect all fees earned, and to be reimbursed for all expenses incurred, through the date of termination or expiration, as applicable. Notwithstanding the foregoing, if during the 180 day period beginning on the date this Agreement is terminated or otherwise expires, the Company issues and sells any securities of the Company to any of the individuals or entities listed on Exhibit A attached hereto, the Company agrees to pay to the Placement Agents upon the closing of such transaction or transactions a cash fee equal to the amount that would otherwise have been payable to the Placement Agents had such transaction or transactions occurred during the Exclusive Term. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their respective affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities or persons other than the Company and the Selling Stockholders.

Section 2. Representations, Warranties and Covenants

A. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of the applicable Closing Date of each Offering, as follows:

(a) Securities Law Filings. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form S-3 (Registration file No. 333-133614), which became effective on May 15, 2006, for the registration under the Act of the Shares. Such registration statement meets the requirements set forth in Rule 415(a)(1)(i) under the Act and complies in all other material respects with said Rule and the Act. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Shares and the plan of distribution thereof and the Company has advised the Placement Agents of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus, in the form in which it appears in the Registration Statement, is hereinafter called the “Base Prospectus”; and any supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or a Prospectus Supplement shall be deemed to refer to and include the documents, if any, which may be incorporated by reference in the Registration Statement, the Base Prospectus and any Prospectus Supplement (the “Incorporated Documents”) pursuant to Form S-3 and which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or a Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the

Registration Statement or any Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or such Prospectus Supplement, as the case may be.

(b) Effectiveness; No Stop Order. The Registration Statement has been declared effective by the Commission under the Act and the Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(c) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at any time any securities are sold pursuant hereto, complied and will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and any Prospectus Supplement, as of its respective date and at any time any securities are sold pursuant hereto, complied and will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and any Prospectus Supplement, as amended or supplemented, as of its date and at any time any securities are sold pursuant hereto, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, if any, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or any Prospectus Supplement, if any, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, (ii) any Prospectus Supplement relating to an Offering that is filed with the Commission prior to the Initial Sale Time or any Subsequent Sale Time (each as defined below), and (iii) any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 4:00 p.m. (Eastern Time) on the date of this Agreement with respect to the initial Offering hereunder (the “Initial Sale Time”) the Disclosure Package did not, and as 4:00 p.m. (Eastern time) on each date thereafter upon which any Investor shall commit to purchase Shares in any subsequent Offering under the Registration Statement (each, a “Subsequent Sale Time”) the Disclosure Package will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Placement Agents consists of the information described as such in Section 8(c) hereof.

(e) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Act or (ii) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or any Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been or will not be described or filed as required.

(f) Offering Materials Furnished to the Placement Agents. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and each Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request.

(g) Distribution of Offering Materials. The Company is not an “Ineligible Issuer,” as defined in Rule 405 of the Act. Subject to Section 4A(e) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with an Offering. Subject to Section 4A(e) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the Offering other than the Base Prospectus, a Prospectus Supplement or the Registration Statement and copies of the documents, if any, incorporated by reference therein.

(h) The Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or a Prospectus Supplement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied.

(j) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Base Prospectus and in any Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or other, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries (as defined herein) taken as a whole (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(k) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in or incorporated by reference in the Disclosure Package or any Prospectus Supplement, is an independent registered public accounting firm as required by the Act and the Exchange Act.

(l) Preparation of the Financial Statements. The financial statements and selected financial data filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Disclosure Package or any Prospectus Supplement present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing any pro forma financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments comply with Regulation G and give appropriate effect to such assumptions and the pro forma columns and reconciliations therein reflect the proper application of adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the accounting requirements of the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Base Prospectus or any Prospectus Supplement.

(m) Incorporation and Good Standing. Each of the Company and its subsidiaries set forth in Exhibit 21 to the Registration Agreement (the “Subsidiaries”) has been duly organized and is validly existing and, as applicable, is a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Disclosure Package and any Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and, as applicable, is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company has no subsidiaries other than as set forth in Exhibit 21 to the Registration Statement.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Disclosure Package and any Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans, or upon exercise of outstanding options or warrants, described in the Disclosure Package and any Prospectus Supplement), as the case may be. The Common Stock, including the Shares, conforms in all material respects to the description thereof contained in the Disclosure Package and any Prospectus Supplement. As of the effective date of the Registration Statement, there were 8,316,682 shares of Common Stock outstanding. Since the effective date of the Registration Statement, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company’s employee stock purchase and option plans (the “Plans”) and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Disclosure Package and any Prospectus Supplement. All the issued and outstanding shares of the capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. Except as set forth in the Disclosure Package and any Prospectus Supplement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, and such shares are held free and clear of any security on interest mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Disclosure Package and any Prospectus Supplement. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Disclosure Package and any Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights.

(o) Stock Exchange Listing. The Common Stock (including the Shares) is registered under the Exchange Act and is listed on the Nasdaq National Market (the “Nasdaq-NM”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock on the Nasdaq-NM, nor has the Company received any information suggesting that the Commission or the Nasdaq-NM is contemplating terminating or suspending such registration or listing.

(p) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company’s stockholders is required in connection with the performance by the Company of its obligations under this Agreement or an Offering contemplated hereby and by the Disclosure Package and any Prospectus Supplement, except such as have been obtained or made by the Company under the Act or the rules and regulations promulgated thereunder and are in full force and effect, and such as may be required under applicable state securities or blue sky laws.

(q) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Shares nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to: (i) the charter or by-laws of the Company or any Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiary is a party or is bound or to which any of its property is subject and which conflict, breach, violation, loss of benefit, acceleration, imposition of lien, charge or encumbrance is reasonably likely to have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property.

(r) No Defaults or Violations. None of the Company or any Subsidiary is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or any Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or such Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) and (iii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Disclosure Package or any Prospectus Supplement.

(s) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary, as the case may be, or any of its property is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

(t) All Necessary Permits, Etc. Each of the Company and its Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(u) Title to Properties. Neither the Company nor any Subsidiary owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all personal property and assets reflected as owned by it in the financial statements referred to in Section 2(l) above (or elsewhere in the Disclosure Package and any Prospectus Supplement) and which are material to the business of the Company or such Subsidiary, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Company and its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. The Company and its Subsidiaries own or have valid rights to use the intellectual property assets necessary to conduct the business described in the Disclosure Package and any Prospectus Supplement, and no material right is expected to expire, terminate or be disposed of in the foreseeable future, except as disclosed therein. Neither the Company nor any Subsidiary has received any notice of, and neither the Company nor any Subsidiary has knowledge of, any infringement of or conflict with the asserted intellectual property rights of others, except where the loss of any such right would not be reasonably likely to have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are required to be described in the Disclosure Package and any Prospectus Supplement and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons

(v) Tax Law Compliance. Each of the Company its Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the Tax liability of the Company or any Subsidiary has not been finally determined. Neither the Company nor any Subsidiary is aware of any Tax deficiency that has been or might reasonably be asserted or threatened against it that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms “Tax” and “Taxes” mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

(w) No Transfer Taxes or Other Fees. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares.

(x) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(y) Accounting Controls. Each of the Company and its Subsidiaries (i) makes and keeps accurate books and records, and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, the Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Company not an “Investment Company.” Neither the Company nor any Subsidiary is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each of the Company and its Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa) Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability. Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, such as would have a Material Adverse Effect.

(bb) Labor Matters. No material labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is threatened or imminent, and neither the Company nor any Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

(cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(dd) Prior Stock Issuances. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Act to be described in the Base Prospectus or any Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

(ff) Exchange Act Reports Filed. Except with respect to a Form 8-K/A filed on March 15, 2004, since December 31, 2000, the Company has timely filed all reports required of it to be filed pursuant to the Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

(gg) Exhibits. Each agreement filed as an exhibit to the Registration Statement or described in the Disclosure Package and any Prospectus Supplement, including all documents, if any, incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company or a Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally. Neither the Company nor any Subsidiary, as the case may be, nor, to the knowledge of the Company or any such Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

(hh) Blue Sky; NASD Matters. The Shares have been or will be qualified for sale under the securities laws of such jurisdictions in the United States as the Placement Agents and the Investors determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions. With respect to the compensation to be paid to the Placement Agents under this Agreement, each Offering contemplated hereby satisfies the exemption set forth in Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to such compensation arrangements.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of a character required to be disclosed in the Disclosure Package or any Prospectus Supplement.

(jj) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(kk) ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the

Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll) Compliance with Sarbanes-Oxley Act of 2002. The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to the Placement Agents as to the matters set forth therein.

The Company acknowledges that the Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

B. Representations, Warranties and Covenants of the Selling Stockholders.

Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of the applicable Closing Date of each Offering, as follows:

(a) Placement Agency Agreement. This Agreement has each been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) Powers of Attorney and Custody Agreement. Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Placement Agents (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”). Each Selling Stockholder has executed a Power of Attorney appointing the Stockholder Representatives as the attorneys-in-fact (the “Attorneys-in-Fact”) for such Selling Stockholder with authority to execute and deliver this Agreement and the Custody Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Investors to such Selling Stockholder for Shares sold in an Offering, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder, to the extent authorized in the Power of Attorney, in connection with the transactions contemplated by this Agreement and the Custody Agreement. The Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder, and a Power of Attorney has been duly authorized, executed and delivered by each Selling Stockholder.

(c) No Consents, Approvals or Authorizations Required. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on its part contemplated by this Agreement, except such as have been obtained under the Act or the rules and regulations promulgated thereunder and are in full force and effect, and such as may be required under applicable state securities or blue sky laws.

(e) No Conflicts. The sale of the Shares by such Selling Stockholder and the performance by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder or, if such Selling Stockholder is a corporation, partnership or other entity, the organizational documents of such Selling Stockholder.

(f) Title to Shares. Such Selling Stockholder is, on the date hereof, the record and beneficial owner of all of the Shares to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank or has duly signed a stock power assigning all right, title and interest to the Shares to be sold by such Selling Stockholder, with all signatures appropriately guaranteed by an eligible guarantor institution with membership in an approved medallion guaranty program pursuant to the Rule 17Ad-15 under the Exchange Act. On the applicable Closing Date, such Selling Stockholder will deliver the Shares to be sold by such Selling Stockholder to the Company or the Depository Trust Company (the “DTC”), as directed, and will, as applicable, on such Closing Date, have a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Shares to be sold by such Selling Stockholder hereunder maintained in a securities account on the books of DTC or its nominee free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that each Investor acquires its interest in the Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the delivery to each such Investor, or the crediting of such Shares to the securities account of each such Investor maintained with DTC, and payment therefor by each such Investor, as provided herein, each such Investor will have acquired a security entitlement to such Shares, and no action based on any adverse claim may be asserted against such Investor with respect to such security entitlement.

(g) Transfer Taxes and Other Fees. On the applicable Closing Date of each Offering, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by such Selling Stockholder of the Shares to the Investors will be fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will be fully complied with.

(h) Compliance with Applicable Regulations. All information with respect to such Selling Stockholder contained in the Registration Statement, the Disclosure Package and any Prospectus Supplement or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and rules and regulations promulgated thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(i) No Transfer. Such Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Shares, except as has been previously disclosed in writing to the Placement Agents.

(j) Free Writing Prospectus. Such Selling Stockholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act.

(k) Disclosure Made by Such Selling Stockholder. All information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package or any Prospectus Supplement, as the case may be, is as of the Initial Sale Time, and will be, as of each Subsequent Sale Time and on the applicable Closing Date, true, correct, and complete in all material respects, and as of the Initial Sale Time does not, and as of each Subsequent Sale Time and on the applicable Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Disclosure Package and any Prospectus Supplement under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(l) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in an Offering contemplated by this Agreement, except for such rights that have been waived.

(m) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the Prospectus Delivery Period (as defined herein).

(n) Confirmation of Company Representations and Warranties. Nothing has come to the attention of such Selling Stockholder that has caused such Selling Stockholder to believe that the representations and warranties of the Company contained in Section 2 hereof are not true and correct, such Selling Stockholder has reviewed the Registration Statement, the Disclosure Package and each Prospectus Supplement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Disclosure Package or such Prospectus Supplement which has had or which could reasonably be expected to have a Material Adverse Change, and such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement, the Disclosure Package or a Prospectus Supplement.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Placement Agents shall be deemed to be a representation and warranty by such Selling Stockholder to the Placement Agents as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

Section 3. Delivery and Payment.

Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of Honigman, Miller, Schwartz and Cohn LLC, 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226 (or at such other place as shall be agreed upon by the Placement Agents and the Company), the first such Closing to take place at 10:00 A.M., New York City time, on June 7, 2006 (unless another time shall be agreed to by the Placement

Agents and the Company). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Shares sold on such Closing Date shall be made to the Company and the Selling Stockholders, as applicable, by Federal Funds wire transfer, against delivery of such Shares (through the facilities of The Depository Trust Company). Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company and the Selling Stockholders, as applicable. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations, and such Shares shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request.

Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Honigman, Miller, Schwartz and Cohn LLC, 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226 on the applicable Closing Date. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company and Selling Stockholders.

A. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agents as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agents promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus Supplement or any amended Prospectus Supplement has been filed and will furnish the Placement Agents with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with an Offering. The Company will advise the Placement Agents, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus Supplement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or any Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus Supplement or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Shares. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment

(c) Amendments and Supplements to a Prospectus Supplement and Other Matters. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Disclosure Package and any Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Disclosure Package or any Prospectus Supplement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents or counsel for the Placement Agents, it becomes necessary to amend or supplement the Disclosure Package or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Disclosure Package or any Prospectus Supplement or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agents and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Disclosure Package or any Prospectus Supplement that is necessary in order to make the statements in the Disclosure Package and any Prospectus Supplement as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Disclosure Package or any Prospectus Supplement, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Disclosure Package or any Prospectus Supplement in connection with an Offering, the Company will furnish the Placement Agents with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agents reasonably object.

(d) Copies of any Amendments and Supplements to a Prospectus Supplement. The Company will furnish the Placement Agents, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date of each Offering or the last date of the Prospectus Delivery Period, as many copies of the Disclosure Package and any Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agents may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agents, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. In the event that the Placement Agents expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of each Offering, the Company will make generally available to its security holders and to the Placement Agents an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Nasdaq-NM all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors deem necessary or appropriate to consummate an Offering, all of which will be in form and substance reasonably acceptable to the Placement Agents and the Investors. The Company agrees that the Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in an Offering.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agents to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agents’ prior written consent.

B. Covenants of the Selling Stockholders.

Each Selling Stockholder, severally and not jointly, covenants and agrees with the Placement Agents as follows:

(a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder irrevocably agrees, for the benefit of the Company and the Placement Agents, that, without the prior written consent of the Placement Agents, but only if requested by the Investors on or prior to the Closing, such Selling Stockholder will not, directly or indirectly, (i) offer, sell, sell short, transfer, hypothecate, pledge, or otherwise dispose of (or enter into any agreement or transaction that is designed to effect, or could be expected to result in, any such disposition of) securities of the Company, or securities convertible into or exchangeable or exercisable for any other Company securities (including, without limitation, securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of securities, cash or otherwise, for the period beginning on the date hereof and ending 90 days after the completion of the distribution of the Shares contemplated hereby. Notwithstanding the foregoing, such

Selling Stockholder may transfer any or all of such securities by gift, will or intestacy; provided that it shall be a condition to any such permitted transfer by gift, will, or intestacy that the transferee execute an agreement obliging such transferee to hold the transferred securities subject to the provisions of this Agreement.

(b) Delivery of Form W-9. Such Selling Stockholder will deliver to the Placement Agents prior to the applicable Closing Date a properly completed and executed United States Treasury Department Form W-9.

(c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise the Placement Agents promptly, and if requested by the Placement Agents, will confirm such advice in writing, of any change in information relating to such Selling Stockholder in the Registration Statement, the Disclosure Package or any Prospectus Supplement.

(d) No Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any ”free writing prospectus” (as such term is defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

The Placement Agents may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 5. Conditions of the Obligations of the Placement Agents.

The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 2 hereof, in each case as of the date hereof and as of the applicable Closing Date of an Offering as though then made, to the timely performance by each of the Company and the Selling Stockholders of its or their covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agents shall have received, and the Company shall have caused to be delivered to the Placement Agents, a letter from Ernst & Young LLP (the independent registered public accounting firm of the Company), addressed to the Placement Agents, dated as of the date hereof, in form and substance satisfactory to the Placement Agents. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Disclosure Package or the applicable Prospectus Supplement, which, in the Placement Agents’ sole judgment, is material and adverse and that makes it, in the Placement Agents’ sole judgment, impracticable or inadvisable to proceed with an Offering of the Shares as contemplated by such Prospectus Supplement.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. Each Prospectus Supplement (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company and the Selling Stockholders, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agents’ counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date, in the Placement Agents’ sole judgment there shall not have occurred any Material Adverse Change or Material Adverse Effect.

(e) Opinion of Counsel for the Company. The Placement Agents shall have received on the applicable Closing Date of an Offering the favorable opinion of legal counsel to the Company, dated the applicable Closing Date, addressed to the Placement Agents and substantially in the form attached as Exhibit B hereto.

(f) Opinion of Counsel for Selling Stockholders. The Placement Agents shall have received on the applicable Closing Date of an Offering the favorable opinion of legal counsel to each Selling Stockholder participating in such Offering, dated the applicable Closing Date, addressed to the Placement Agents and substantially in the form attached as Exhibit C hereto.

(g) Officers’ Certificate. The Placement Agents shall have received on the applicable Closing Date of an Offering a certificate of the Company, dated as of the applicable Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agents shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, any Prospectus Supplement, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the applicable Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the Initial Sale Time or at the applicable Subsequent Sale Time, as applicable, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Disclosure Package and the

Incorporated Documents, if any, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, the Disclosure Package and the Incorporated Documents, if any, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in the Disclosure Package which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and any Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(h) Bring-down Comfort Letter. On the applicable Closing Date of an Offering, the Placement Agents shall have received from Ernst & Young LLP or such other independent registered public accounting firm of the Company, a letter dated the applicable Closing Date, in form and substance satisfactory to the Placement Agents, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such applicable Closing Date.

(i) Selling Stockholders’ Certificate. The Placement Agents shall have received on the applicable Closing Date of an Offering a certificate of each Selling Stockholder selling Shares on such Closing Date, dated as of such Closing Date, signed by one or both of the Stockholder Representatives, to the effect that, and the Placement Agents shall be satisfied that, the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made on and as of the applicable Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j) Selling Stockholders’ Documents. On the applicable Closing Date of an Offering, the Company and the Selling Stockholders shall have furnished for review by the Placement Agents copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents, including lock-up agreements, as the Placement Agents may reasonably request.

(k) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Nasdaq-NM, and neither the Company nor the Selling Stockholders have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq-NM, nor shall the Company or the Selling Stockholders have received any information suggesting that the Commission or the NASD is contemplating terminating such registration or listing.

(l) Compliance with Prospectus Delivery Requirements. The Company and the Selling Stockholders shall have complied with the provisions of Section 4A(c) and Section 4A(d) with respect to the furnishing of the documents referred to therein.

(m) Additional Documents. On or before the applicable Closing Date of an Offering, the Placement Agents and counsel for the Placement Agents shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agents by notice to the Company and the Stockholder Representative at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agent’s Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred by the Company and the Selling Stockholders in connection with the performance of their respective obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agents, preparing and printing a “Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agents of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to, and the reasonable fees and expenses of counsel for the Placement Agents in connection with, the review and approval by the NASD of the Placement Agents’ participation in the offering and distribution of the Shares; (viii) the fees and expenses associated with including the Shares on the Nasdaq-NM; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement. Anything in the foregoing to the contrary notwithstanding, the Placement Agents and the Company hereby agree that the Placement

Agents shall reimburse the Company for any amounts payable by the Company to Ernst & Young LLP for services rendered in connection with the preparation and delivery of the comfort letters pursuant to Sections 5(a) and (h) above to the extent in excess of $10,000.

Each Selling Stockholder agrees with the Placement Agents to pay (directly or by reimbursement) any and all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Investors hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of the Custody Agreement).

Each Selling Stockholder agrees to reimburse the Company for his or its respective pro rata portion, based on the number of Shares sold by such Selling Stockholder, of the costs and expenses referred to in the first paragraph of this Section 6.

Section 7. Reimbursement of Placement Agent’s Expenses.

Whether or not this Agreement is terminated, and whether or not the sale to the Investors of the Shares on any Closing Date is consummated, the Company agrees to reimburse the Placement Agents, upon demand, for all reasonable and documented out-of-pocket expenses that shall have been reasonably incurred by the Placement Agents in connection with the proposed offering and sale of the Shares, including, but not limited to, reasonable attorneys’ fees and disbursements, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges (collectively, the “Expenses”), provided that in no event shall the Company be obligated to reimburse the Placement Agents for any Expenses in excess of $35,000.

Section 8. Indemnification and Contribution.

(a) Indemnification of the Placement Agents.

(i) The Company agrees to indemnify and hold harmless each Placement Agent, its officers and employees, and each person, if any, who controls such Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Incorporated Document (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (D) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (E) upon any act or failure to act or any alleged act or failure to act by such Placement Agent in connection with, or relating in any manner to, the Shares or an Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A), (B), (C) or (D) above, provided that the Company shall not be liable under this clause (E) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its bad faith or willful misconduct; and to reimburse such Placement Agent and each such controlling person for any and all out of pocket expenses (including the reasonable fees and disbursements of counsel chosen by such Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus or any Prospectus Supplement (or any amendment or supplement thereto).

(ii) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Placement Agent, its officers and employees, and each person, if any, who controls such Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or such Selling Stockholders), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus or any Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse such Placement Agent and each such controlling person for any and all out of pocket expenses (including the fees and disbursements of counsel chosen by such Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus or any Prospectus Supplement (or any amendment or supplement thereto), it being understood that such information consists exclusively of such Selling Stockholder’s name and address and the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Base Prospectus and any Prospectus Supplement under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares); and provided, further, that, notwithstanding anything to the contrary above, the liability of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after placement agent fees and commissions, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 8(a)(ii) shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(b) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Placement Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by such Placement Agent expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person, or any Selling Stockholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that such Placement Agent may otherwise have.

(c) Information Provided by the Placement Agent. The Company, each Selling Stockholder and each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that each Placement Agent has furnished to the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding such Placement Agent set forth under the caption “Plan of Distribution” in such Prospectus Supplement.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after the receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall have not reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (A) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Contribution. If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, from an Offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or the inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with an Offering of Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from such Offering of Shares pursuant to this Agreement (before deducting expenses) received by the indemnifying parties, and the total placement agent fees received by the indemnified parties, in each case as set forth on the cover page of the applicable Prospectus Supplement bear to the aggregate offering price of the Shares set forth on such cover. The relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the indemnifying parties, on the one hand, or the indemnified parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(f); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). Notwithstanding the provisions of this Section 8(f): (i) each Placement Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, within forty-five (45) days of invoice to the indemnifying party.

(h) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business and the Selling Stockholders in order to assure that adequate disclosure is made in the Registration Statement, the Disclosure Package and each Prospectus Supplement as required by the Act and the Exchange Act.

Section 9. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, of the Selling Stockholders and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Selling Stockholders, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company or to any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agents:

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Facsimile: (949) 720-7223

Attention: Managing Director

and

Stonegate Securities, Inc.

5950	Sherry Lane, 4th floor
Dallas,	Texas 75225

Facsimile: (214) 987.1981

Attention: Managing Director

With a copy to:

Snell & Wilmer L.L.P.

One Arizona Center

Phoenix, Arizona 85004

Facsimile: (602) 382-6070

Attention: Steven D. Pidgeon

If to the Company:

Neogen	Corporation
620	Lesher Place
Lansing,	Michigan 48912

Facsimile: (517) 372-0108

Attention: Chief Executive Officer

If to the Selling Stockholders:

c/o James L. Herbert

620 Lesher Place

Lansing, Michigan 48912

Facsimile: (517) 372-0108

With a copy to:

Honigman	Miller Schwartz and Cohn LLC
2290	First National Building
660	Woodward Avenue
Detroit,	Michigan 48226-3583
Facsimile:	(313) 465.7455

Attention: Donald J. Kunz, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions.

This agreement shall be governed by and construed in accordance with the internal laws of the state of Michigan applicable to agreements made and to be performed in such state.

Section 14. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NEOGEN CORPORATION, a Michigan corporation

By:	/s/ James L. Herbert
Name:	James L. Herbert
Title:	Chief Executive Officer

THE STOCKHOLDER REPRESENTATIVES ON BEHALF OF THE SELLING STOCKHOLDERS LISTED ON SCHEDULE I HERETO

By:	/s/ James L. Herbert
Name:	James L. Herbert
Title:	Attorney-in-fact

By:	/s/ Richard R. Current
Name:	Richard R. Current
Title:	Attorney-in-fact

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS LLC

By:
Name:
Title:

STONEGATE SECURITIES, INC.

By:
Name:
Title:

Schedule I

List of Selling Stockholders

James L. Herbert	100,000 Shares

Lon M. Bohannon	50,000 Shares

Exhibit A

Introduced Investors

AAD Capital American High Growth

Atlas Capital

Baraboo Growth

Barrington Partners

Bonanza

Capital Research

Catalyst

Catalyst Associates

Charwell Investments

Constitution Research

Enable

Fidelity Mgmt

Fifth Third

Fort Mason

Founders

Gryphon Capital

Hartford Company

HBK Investments

ICM Asset Management

Janus Capital

Lazarus

Magee Thompson Investments

Magnetar

MFS Investments

Munder Capital Management

Nite Capital Management, LLC

Northpointe Capital

OFI Institutional Asset Mgmt

Orbimed Advisors

Perkins

Pioneer Investment

Precept

Presidio

Punch Associates

RAM Capital

Riverbridge

Royce & Associates

RS Investment

Schottenfeld Associates

SIT Investments

Skystone Capital

Sovereign Asset Mgmt

Special Situations

Sterling Johnston Capital

Straus Asset Mgmt Summit Creek Taylor Investment Tribeca UBS O’Connor VALARIAN Walker Smith Wall Street Associates Walrus Partners Waypoint Wellington West Park William Blair

Exhibit B

Form of Opinion of Company Counsel

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Placement Agency Agreement.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

(ii) The Company has the corporate power to own or lease, as the case may be, its properties and assets and to conduct its business as described in the Disclosure Package and the Prospectus Supplement.

(iii) The Company has the corporate power to execute and deliver the Placement Agency Agreement and to perform its obligations thereunder.

(iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own or lease, as the case may be, its properties and to conduct its business as described in the Disclosure Package and the Prospectus Supplement.

(v) All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, to the knowledge of such counsel, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim.1

(vi) The authorized capital stock of the Company conforms in all material respects as to legal matters to the descriptions thereof set forth in the Disclosure Package and the Prospectus Supplement under the caption “Description of Capital Stock.” All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the articles of incorporation and bylaws of the Company and the Michigan Business Corporation Act.

(vii) No shareholder of the Company or any other person holding securities of the Company has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company as a result of the issuance of the Shares under the Placement Agency Agreement arising (i) by operation of the articles of incorporation or bylaws of the Company or the Michigan Business Corporation Act, or (ii) to such counsel’s Actual Knowledge, otherwise.

(viii) The Placement Agency Agreement has been duly authorized by all requisite corporate action on behalf of the Company, has been duly executed and delivered by the Company and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except for the indemnification and contribution provisions thereof, as to which such counsel need express no opinion, and except as limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

[1]	To be given by the Company’s outside general counsel, in a form to be agreed upon.

(ix) The execution and delivery by the Company of the Placement Agency Agreement do not, and the performance by the Company of its obligations under the Placement Agency Agreement will not (a) violate any Michigan or federal law, rule or regulation, which, to the Actual Knowledge of such counsel, is applicable to the Company, (b) violate the articles of incorporation or bylaws of the Company or any Subsidiary, (c) result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement material to the Company or any Subsidiary and listed on Appendix A hereto, or (d) to such counsel’s Actual Knowledge, based solely on a certificate of officers of the Company, violate any court order, judgment or decree applicable to the Company or any Subsidiary.

(x) The Registration Statement has been declared effective by the Commission under the Act. To such counsel’s Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Disclosure Package and any Prospectus Supplement pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(xi) The Registration Statement, the Base Prospectus and any Prospectus Supplement, each as of their respective effective or initial issue dates (other than the financial statements and schedules included therein or in exhibits thereto and other financial, accounting and statistical data and information contained therein, as to which no opinion need be rendered), appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder.

(xii) Each document filed pursuant to the Exchange Act (other than the financial statements and schedules included therein or in exhibits thereto and other financial, accounting and statistical data and information contained therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Registration Statement when so filed appeared on their face to comply when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(xiii) The statements in each of the Base Prospectus and the Prospectus Supplement (a) under the caption “Description of Capital Stock,” (b) under the caption “Indemnification of Officers and Directors” in Item 15 of the Registration Statement, and (c) under the caption “Certain Relationships and Related Party Transactions,” insofar as such statements constitute matters of law, legal conclusions or summaries of legal matters or documents or the Company’s articles of incorporation or bylaw provisions, have been reviewed by such counsel and are correct in all material respects.

(xiv) Based solely on a certificate of officers of the Company and the results of an inquiry circulated to the attorneys of our firm, we confirm to you that, to such counsel’s Actual Knowledge, no claim, action, suit, or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject is pending or overtly threatened in writing that is required to be disclosed in the Registration Statement or the Disclosure Package, other than those disclosed therein.

(xv) Based solely on a certificate of officers of the Company, to such counsel’s Actual Knowledge, there are no agreements, documents or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto.

(xvi) No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any United States federal or Michigan, governmental or regulatory authority is required in connection with the Company’s execution, delivery and performance of the Placement Agency Agreement, or the consummation of the transactions contemplated thereby and by the Prospectus Supplement, except (a) such as have been obtained under the Act, or (b) such as may be required under state securities or blue sky laws in connection with the sale, transfer or delivery of the Shares.

(xvii) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xviii) Based solely on a certificate of officers of the Company, to such counsel’s Actual Knowledge, there are no persons holding securities of the Company with registration or other similar rights to have any equity or debt securities registered for sale as a result of the filing of the Registration Statement or the consummation of the Offering of Shares contemplated by the Placement Agency Agreement, except for such rights as have been duly waived.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Placement Agents at which the contents of the Disclosure Package and any Prospectus Supplement, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Prospectus Supplement, including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention that has caused them to believe that (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus Supplement, as of its date or at the applicable Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the items specified in Appendix B hereto, consisting of those included in the Disclosure Package as of the Initial Sale Time or any Subsequent Sale Time, as applicable, when taken together with the rest of the Disclosure Package as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial, accounting or statistical data or information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus Supplement or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

For the purposes of this opinion, “Actual Knowledge” shall mean the conscious awareness of facts or other information by Donald J. Kunz, Robert J. Krueger, Eric A. Zacks and Ronald W. Victor, who are the lawyers of Honigman Miller Schwartz and Cohn LLP who have performed services for the Company in connection with the offering, sale and issuance of the Shares and the transactions contemplated by the Purchase Agreement, without independent inquiry or search of public records, court dockets or files within the firm.

Exhibit C

Form of Opinion of Counsel to Selling Stockholders

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Placement Agency Agreement.

(i) Such Selling Stockholder, if an entity, has the requisite entity power to execute and deliver the Placement Agency Agreement, the Power of Attorney and the Custody Agreement, to sell, transfer and deliver all of the Shares which may be sold by the Selling Stockholder under the Placement Agency Agreement and to perform its other obligations under the Placement Agency Agreement, the Power of Attorney and the Custody Agreement.

(ii) Each of the Placement Agency Agreement, the Power of Attorney and the Custody Agreement has been duly authorized by all requisite entity action on behalf of the Selling Stockholder (for any Selling Stockholder that is an entity), has been executed and delivered by such Selling Stockholder and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except for the indemnification and contribution provisions thereof, as to which such counsel need express no opinion, and except as limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(iii) The execution and delivery by such Selling Stockholder of the Placement Agency Agreement, the Power of Attorney and the Custody Agreement do not, and the performance by such Selling Stockholder of its obligations thereunder will not (a) violate any Michigan or federal law, rule or regulation which, to the Actual Knowledge of such counsel, is applicable to such Selling Stockholder, or (b) if such Selling Stockholder is an entity, violate such Selling Stockholder’s charter or bylaws, partnership agreement, trust agreement or other similar organizational or governing documents.

(iv) To such counsel’s Actual Knowledge, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, United States federal or Michigan governmental or regulatory authority is required in connection with such Selling Stockholder’s execution, delivery and performance of the Placement Agency Agreement, or the sale, transfer and delivery of the Shares being sold by such Selling Stockholder pursuant to the Placement Agency Agreement, except (a) such as have been obtained under the Act, or (b) such as may be required under state securities or blue sky laws in connection with the sale, transfer or delivery of the Shares.

(v) Assuming that (a) DTC is a “clearing corporation” as defined in Section 8-102(1)(e) of the UCC, and (b) each of the Investors acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Investor that has purchased Shares from such Selling Stockholder delivered on the date hereof to DTC, made payment therefor pursuant to the Placement Agency Agreement and has had DTC credit such Shares to a securities account of such Investor maintained with DTC will have acquired a securities entitlement (within the meaning of Section 8-102(1)(q) of the UCC) to such Shares, and no action based on an adverse claim may be successfully asserted against such Investor with respect to such security entitlement.